UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2015
ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 26, 2015, Accuride Corporation (NYSE: ACW) announced that it will webcast its investor meeting presentation on Thursday, March 26, 2015 in Louisville, Ky.  Accuride is hosting the meeting at the Crowne Plaza Louisville Airport, located at 830 Phillips Lane in Louisville.

Rick Dauch, Accuride President & CEO, and Greg Risch, Senior Vice President & Chief Financial Officer, will speak to the investment community beginning at 8:00 a.m. EST.

Accuride's one-hour presentation will be broadcast live through an audio webcast available at the Investors section of the Company's website – www.AccurideCorp.com/Investors. Presentation slides will be available for download at the site and the webcast will be available for replay for 14 days following the event.

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished and not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Accuride specifically incorporates the information by reference. By filing this report on Form 8-K and furnishing this information, Accuride makes no admission as to the materiality of any information in this Item 7.01 that is being disclosed solely by reason of Regulation FD.

The information being furnished pursuant to this Item 7.01 is intended to be considered in the context of Accuride's SEC filings and other public announcements that Accuride may make from time to time, by press release or otherwise. Accuride undertakes no duty or obligation to publicly update or revise the information contained in this report.

Item 9.01.	Financial Statements and Exhibits
(d)Exhibits
99.1
Text of Slide Presentation of Accuride Corporation used in connection with Accuride Corporation's conference call to discuss financial results for the year ended December 31, 2014 and guidance for 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: March 26, 2015
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1
Text of Slide Presentation of Accuride Corporation used in connection with Accuride Corporation's conference call to discuss financial results for the year ended December 31, 2014 and guidance for 2015.